                          PURCHASE AND SALE AGREEMENT
                          ---------------------------

     WITNESSETH THIS PURCHASE AND SALE AGREEMENT, made as of this 20th day of November, 2000 ("Agreement"), between EEX Corporation, a Texas corporation and EEX E&P Company, L.P., by and through EEX Exploration and Production Company, L.L.C., a Delaware limited liability company, as General Partner ("Seller"), with a place of business at 2500 CityWest Boulevard, Suite 1400, Houston, Texas 77042, and W & T Offshore, Inc., a Nevada corporation ("Purchaser"), with a place of business at Eight East Greenway Plaza, Suite 950, Houston, Texas 70046. Each of Seller and Purchaser may be referred to hereafter as "Party" or "party", or collectively referred to as "Parties" or "parties".

     WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, on the terms and conditions set forth in this Agreement, certain interests in certain oil and gas lease(s), agreement(s), contract(s) real property, personal property, and equipment as more fully provided for hereafter; and

     WHEREAS, at Purchaser's request or otherwise, and in the interest of full disclosure without any representation as to its meaning or validity, Seller may desire to provide Purchaser and/or has heretofore provided Purchaser with proprietary, subjective, confidential, or interpretative data, reports, information or projections concerning the past or present production of hydrocarbons or the quality and quantity, if any, of the hydrocarbon reserves and the environmental condition of the Interests as defined in Article 2 (collectively, referred to as "Proprietary Data"), such Proprietary Data is in addition to the assets defined hereafter in Article 2; and

     WHEREAS, Seller disclaims all responsibility for the accuracy or completeness of the Proprietary Data; and

     WHEREAS, Purchaser specifically acknowledges and agrees that the Proprietary Data is proprietary, subjective, confidential and interpretative; that Purchaser will not and/or has not heretofore relied on the Proprietary Data for any purpose whatsoever, including but not limited to the calculation of its own projections concerning the quality and quantity, if any, of hydrocarbon reserves contained in the Interests (as defined hereafter) or its decision to purchase the Interests AND THAT PURCHASER SHALL NOT USE THE PROPRIETARY DATA AS THE BASIS OF ANY CLAIM, DEMAND, LIABILITY OR CAUSE OF ACTION FOR MISREPRESENTATION, BREACH OF WARRANTY, BREACH OF CONTRACT OR OTHERWISE.

     NOW, THEREFORE, for good and valuable consideration and for the mutual covenants herein contained, Seller and Purchaser agree as follows:

                           ARTICLE 1. EFFECTIVE TIME
                                      --------------

       The ("Effective Time") of the sale and purchase provided for in this Agreement shall be October 1, 2000, as of 7:00 a.m. local time.

                         ARTICLE 2. PURCHASE AND SALE
                                    -----------------

2.01 The Interests: Subject to the terms, conditions, reservations, and
     -------------
exceptions specified in this Agreement, Seller shall sell and Purchaser shall purchase as of the Effective Time all of Seller's right, title and interest in and to the following assets described in Subsections 2.01(a) through 2.01(h) (collectively called the "Interests"):

       (a) The oil, gas and other mineral leasehold, operating right, record title, net profits interests, and/or overriding royalty interests described in Exhibit "A", attached hereto and made a part hereof, insofar as such cover and affect the lands and depths described (to the extent no depths are specified then the interests described are without restriction as to depths) in Exhibit "A" (hereinafter called the "Real Property"), together with Seller's interest in any and all reversionary, carried or other interests in or pertaining to the Real Property and in any pooled, communitized, or unitized acreage derived by virtue of Seller's ownership of the Real Property. The oil and gas leases identified on Exhibit "A" in connection with the description of the Real Property are referred to hereafter as the "Leases" and the lands covered by the Leases as described on Exhibit "A", without regard to depths, are referred to hereafter as the "Lands";

       (b) The platforms, wells, pipelines, equipment and facilities located on the Real Property and/or used directly and exclusively in the operation of the Real Property (collectively called the "Equipment"), including, but not limited to, pumps, tubing, casing, well equipment (surface and subsurface), saltwater disposal wells, water wells, lines and facilities, sulfur recovery facilities, compressors, compressor stations, dehydration facilities, treating facilities, pipeline gathering lines, flow lines, transportation lines, valves, meters, separators, tanks, tank batteries and other fixtures;

       (c) Oil, condensate, natural gas, and natural gas liquids produced after the Effective Time attributable to the Interests;

       (d) To the extent transferable, all presently existing contracts and agreements concerning the Interests, including, but not limited to, unit agreements, pooling agreements, areas of mutual interest, farmout agreements, farmin agreements, saltwater disposal agreements, water injection agreements, line well injection agreements, road use agreements, operating agreements, transportation agreements, marketing agreements, processing/handling agreements and gas balancing agreements, including the specific contracts and agreements identified on Exhibit "B" hereto (such identified contracts and agreements on said exhibit are referred to as the "Contracts").; and

       (e) To the extent transferable, all surface use agreements, easements, rights-of-way, licenses, authorizations, permits, and similar rights and interests applicable to, or used or useful in connection with, any or all of the Interests. However Seller expressly retains the non-exclusive right to use such surface use agreements, easements, rights-of-way, licenses, authorizations, permits and similar rights and interests in the event and to the extent such rights directly relate to the Excluded Assets.

       (f) All production imbalances (including lease, pipeline and field imbalances) owed to Seller with respect to the Interests as of the Effective Time;

       (g) All of Seller's books, records, geophysical, engineering, geological and seismic data, well files, logs and cores, data, files, maps, title opinions or abstracts, production data, division orders and accounting records to the extent related to the Interests, or to the extent used or held for use in connection with the maintenance or operation of the Interests, but excluding (1) any books, records, data, files, maps and accounting records which are not transferable or which cannot be disclosed pursuant to the terms of a third party agreement or applicable law or for which a transfer fee or similar payment will be incurred upon the sales of the Interests(unless Purchaser assumes responsibility for any such transfer fee or similar payment or Seller grants to Purchaser a license with respect to such information as provided for herein), (2) all corporate financial tax and legal records of Seller that relate to Seller's business generally, (3) any computer software that is proprietary to Seller, and (4) work product (excluding title opinions or title-related opinions) of legal counsel for Seller (such excluded information is referred to hereafter as the "Excluded Records") (all of the assets set forth in this Section 2.01 (g), less and except the Excluded Records, are referred hereafter as the "Records and Data"); and

       (h) A license from Seller of all its proprietary seismic data relating to the Interests.


2.02   Excluded Assets: The following are expressly excluded from the Interests
       ---------------
and from this Agreement:

       (a)    All overriding royalty interests expressly described on Schedule
       2.02 (a), attached hereto;

       (b) Tools, vehicles or other rolling stock, boats, aircraft, communication equipment, leased equipment, office equipment, computer equipment and software to the extent and only to the extent that same pertain to the Interests and were not paid for by the joint interest account pertaining to any such asset;

       (c) Spot sales contracts, storage or warehouse agreements, supplier contracts, service contracts, insurance contracts and construction agreements, to the extent same pertain to the Interests prior to the Effective Time;

       (d) All pipelines, equipment and rights-of-way owned and operated by any affiliate of Seller, to the extent same are not directly involved with operations or production pertaining to the Interests and are described on Schedule 2.02 (d) attached hereto;

       (e) The deep rights pertaining to certain of the Real Property, all as specifically described on Schedule 2.02 (e) attached hereto ("Retained Deep Rights");

       (f) ANY AND ALL SEISMIC, GEOCHEMICAL AND GEOPHYSICAL INFORMATION OR DATA, OR OTHER PROPRIETARY INFORMATION RELATING THERETO, WHETHER OWNED OR LICENSED BY SELLER, AND ANY INTERPRETIVE DATA; BUT ONLY TO THE EXTENT THAT SELLER IS PROHIBITED, UNDER BINDING AGREEMENTS WITH NON-AFFILIATED THIRD PARTIES, FROM LICENSING SUCH SEISMIC, GEOCHEMICAL OR GEOPYSICAL DATA TO PURCHASER; and

       (g) THERE IS ALSO SPECIFICALLY EXCEPTED, EXCLUDED AND RESERVED FROM THE TRANSACTION CONTEMPLATED HEREBY, ALL RIGHTS AND CLAIMS ARISING, OCCURRING, OR EXISTING IN SELLER PRIOR TO THE EFFECTIVE TIME INCLUDING, BUT NOT LIMITED TO, ANY AND ALL CONTRACT RIGHTS, CLAIMS, PENALTIES, RECEIVABLES, REVENUES, RECOUPMENT RIGHTS, AUDIT RIGHTS, RECOVERY RIGHTS (EXCEPTING GAS IMBALANCES), ACCOUNTING ADJUSTMENTS, MISPAYMENTS, ERRONEOUS PAYMENTS OR OTHER CLAIMS OF ANY NATURE RELATING TO ANY TIME PERIOD PRIOR TO THE EFFECTIVE TIME.

2.03   Reservation of Rights: In the event Seller reserves any interests,
       ---------------------
including the Retained Deep Rights, Seller shall also reserve concurrent rights in any and all applicable easements, rights-of-way, contracts or other rights relating to such reserved interests.

2.04   Purchaser's Right of First Refusal Regarding Retained Deep Rights: If
       -----------------------------------------------------------------
Seller (hereinafter called "transferor") desires to sell, farmout, trade or otherwise dispose (collectively referred to hereafter as "transfer") of all or a portion of its interest in and to the Retained Deep Rights, in whole or in part, to a bona fide transferee, it shall promptly give written notice to Purchaser giving complete information relative to the proposed transfer, including (i) the price or value fixed for the transfer; (ii) the name and address of the prospective transferee, which must be ready, willing and able to acquire the interest to be transferred at the proposed transfer price, or accept such farmout or other disposition agreed to by Seller; and (iii) full disclosure of all technical data used by Seller to make its decision to transfer its interest, to the extent permitted by the existing licensing agreements. If said transfer is a part of an acquisition involving other property, such notice to Purchaser shall include details as to the production, reserves, computations, assumptions and other factors used by transferor in arriving at such price or value. If an exchange of properties is involved, such notice will include information as to the properties proposed to be exchanged for the Retained Deep Rights so that a dollar value can be computed by Purchaser to allow Purchaser to purchase such Retained Deep Rights for such computed value. Purchaser shall have the right and option for thirty (30) days thereafter to exercise or waive its right and option to participate in the transfer pursuant to the terms and provisions stipulated in said notice. Failure to reply or waiver of said right and option shall afford transferor the right, if exercised within ninety (90) days thereafter, to effect the transfer to the prospective transferee pursuant to the stipulations in the notice.


                             ARTICLE 3. SALE PRICE
                                        ----------

3.01   Manner of Payment: The sale price for the Interests shall be sixty
       -----------------
million three hundred and six thousand and 00/100 DOLLARS ($60,306,000.00), hereinafter called the "Sale Price," and shall be paid as follows:

       (a) Upon the execution of this Agreement, Purchaser shall pay or cause to be paid to Seller the sum of seven and one-half percent (7.5%) of Sale Price (such amount being $4,522,950.00), as a performance deposit, hereinafter called the "Performance Deposit", which shall be credited against the Sale Price and held by Seller or, at Seller's option, Seller's designee as hereinafter provided. Payment of the Performance Deposit shall be by wire transfer as provided in Subsection 3.01(d) or, at Seller's option, by certified funds or cashiers check.

       (b) At the Closing (as defined in Article 4), Purchaser shall pay Seller or Seller's designee the balance of the Sale Price, being fifty-five million seven hundred eighty-three thousand and fifty DOLLARS ($55,783,050.00), plus or minus any adjustments as hereinafter provided in Subsection 3.03 hereof (the "Adjusted Sale Price").

       (c) Except as provided in Article 6, Seller shall not be obligated to segregate the Performance Deposit in a separate account, but may commingle the Performance Deposit with other funds in Seller's accounts and the Performance Deposit shall not accrue interest for the benefit of Purchaser. Likewise, in the event the Performance Deposit is refunded to Purchaser pursuant to this Agreement, Purchaser shall not be entitled to any interest on the Performance Deposit.

       (d) The Adjusted Sale Price shall be paid to Seller by wire transfer of immediately available funds to Seller's account at Chase Bank of Texas, 1712 Main Street, Houston, TX 77002 (ABA# 113000609, Acct# 08805017306), unless Seller shall give notice to Purchaser not less than two (2) business days prior to the Closing that it prefers payment of the Adjusted Sale Price to be made by another method provided for herein or to another account or payee, in which case such payment shall be made in that manner.

References herein to a "property" or "properties" refer to the wells, units and other subdivisions pertaining to each specific Real Property listed on Exhibit "A" which has an allocation of the Sale Price.

3.03   Accounting Settlement Statements:
---------------------------------------

       (a) Preliminary. Seller and Purchaser shall execute and deliver a
       ---------------
       settlement statement, prepared in accordance with this Agreement and generally accepted accounting principles (the "Preliminary Accounting Settlement Statement") prepared by Seller that shall set forth the Sale Price and each adjustment and the calculation of such adjustments used to determine such amount, including estimates where necessary. Such Preliminary Accounting Settlement Statement shall include estimated expenses and production attributable to the Interests from the Effective Time through Closing. Seller shall provide Purchaser with the Preliminary Settlement Statement at least five (5) business days prior to Closing for Purchaser's review and approval. The term "Adjusted Sale Price" shall mean the Sale Price, adjusted as provided in this Subsection 3.03, using for such adjustments the best information then available.

       (b) Final. Within one hundred twenty (120) days after the Closing, Seller
           -----
       shall provide to Purchaser, for Purchaser's concurrence, a final settlement statement ("Final Settlement Statement") to account for all production proceeds received by Seller (which shall mean total sales less any uncollected crude and gas accounts receivable balances for production after the Effective Time), production imbalances determined pursuant to
       Article 12, all accounts receivable from third person working interest owners related to the Interests, and all necessary and reasonable capital costs, taxes, including prorated estimates of ad valorem taxes in the absence of actuals, expenses and burdens paid by Seller attributable to the Interests from and after the Effective Time. Purchaser shall have the right, within thirty (30) days after receipt of the Final Settlement Statement, to audit and either (i) accept the Final Settlement Statement or (ii) take exceptions to the Final Settlement Statement. Any disagreements shall be resolved on a best efforts and good faith basis by Seller and Purchaser. If the Parties are not able to resolve any disagreements within one hundred eighty (180) days after exceptions to the Final Settlement Statement are taken, such disagreements shall be resolved by a mutually agreed upon nationally recognized accounting firm ("Accounting Referee").

       (c) Method of Adjustment. The Sale Price shall be adjusted as follows:
           --------------------

       A.  The Sale Price shall be adjusted upward by the following:

               (1) the value of all oil in storage which is accounted for on the September 2000 OGAR's (submitted to the Minerals Management Service ("MMS")), as of the Effective Time and not previously sold by Seller and is attributable to the

               Interests, such value to be the market price in effect as of the Effective Time, less taxes, transportation and gravity adjustments deducted by the purchaser of such oil;

               (2) the amount of all expenditures, rentals and other charges, ad valorem, property, production, excise, severance and similar taxes based upon or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom, expenses billed under applicable operating agreements and, in the absence of an operating agreement, expenses of the sort customarily billed under such agreements, paid by or on behalf of Seller in connection with the operation of the Interests, in accordance with generally accepted accounting principles, to the extent not otherwise provided for herein and attributable to the period after the Effective Time;

               (3) an amount equal to all prepaid expenses attributable to the Interests that are paid by or on behalf of Seller that are, in accordance with generally accepted accounting principles, attributable to the period after the Effective Time, including without limitation prepaid utility charges and prepaid ad valorem, property, production, severance and similar taxes based upon or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom;

               (4) the value of the underproduction attributable to the Interests as of the Effective Time, such value to be $2.00 per MCF, less applicable royalties and taxes and the volume of such underproduction estimated for purposes of Closing to be as set forth on a field basis on Exhibit "C" attached hereto, subject to final adjustment as set forth in Article 12;

               (5) The amount of uncontested and uncollected joint interest receivables and balances outstanding from joint interest owners which are attributable to the Interests subsequent to the Effective Time; and

               (6) any other amount agreed upon by Seller and Purchaser.

          B.   The Sale Price shall be adjusted downward by the following:

               (1) net proceeds (total produced sales, less royalty burdens paid) received by Seller attributable to the Interests that are, in accordance with generally accepted accounting principles, attributable to the period of time from and after the Effective Time;

               (2) an amount equal to unpaid ad valorem, property, production, severance and similar taxes and assessments based upon or measured by the ownership of the

               Interests that are attributable to periods of time prior to the Effective Time, which amounts shall, to the extent not actually assessed, be computed based on such taxes and assessments for the preceding tax year (such amount to be prorated for the period of Seller's and Purchaser's ownership before and after the Effective
               Time);

               (3) an amount equal to the sum of all adjustments for Title Defects, Casualty Defects, Material Adverse Condition and for Adverse Environmental Conditions;

               (4) the value of the overproduction attributable to the Interests as of the Effective Time, such value to be $2.00 per MCF, less applicable royalties and taxes and the volume of such overproduction estimated for Closing purposes to be as set forth on a field basis on Exhibit "C" attached hereto, subject to final adjustment as set forth in Article 12;

               (5) an amount equal to all cash in, or attributable to, suspense accounts relative to the Interests and held by Seller, provided Seller remains liable for the proper accounting of such accounts prior to the Effective Time as outlined in Subsection 13.01; and

               (6) any other amount agreed upon by Seller and Purchaser (including production (lease, pipeline and field imbalances).

     C. Payment of any amounts owed under the Preliminary Settlement Statement shall be made at Closing. Payment of any amounts owed under the Final Settlement Statement is due within fifteen (15) days of receipt of Purchaser's notice of acceptance of the Final Settlement Statement, or within fifteen (15) days of the resolution of any exceptions to the Final Settlement Statement, whichever is later, After the expiration of the fifteen (15) day period, interest will be applied to the balance due at a rate of 1% over the prime rate of interest of Whitney National Bank, New Orleans, LA ("Interest Rate").

                            ARTICLE 4. THE CLOSING
                                       -----------

The sale and purchase described in Article 2 shall take place at a Closing (the "Closing"), at which the Purchaser shall pay or cause to be paid to Seller the Adjusted Sale Price provided for herein and Seller shall deliver, or cause to be delivered to Purchaser, the conveyancing instruments referred to in Article 11. The Closing shall occur at Seller's office located at 2500 CityWest Blvd., Houston, Texas 77042 at 10:00 a.m., local time, on or before December 29, 2000, or at such other time and place to which the parties may agree in writing (the "Closing Date"). Notwithstanding the provisions of Article 5 hereof, if Seller is unable to meet the conditions of Closing as same are provided for in this Agreement, despite its good faith efforts to do so, at Purchaser's sole option the Closing Date may be extended for a period sufficient to allow Seller to meet such conditions of Closing.

                            ARTICLE 5. TERMINATION
                                       -----------

5.1  Purchaser's Material Breach or Default: IF THE PURCHASE AND SALE OF THE
   ----------------------------------------
INTERESTS IS NOT COMPLETED AS CONTEMPLATED HEREIN ON OR BEFORE December 31, 2000 BY REASON OF ANY MATERIAL BREACH OR DEFAULT BY PURCHASER, THEN SELLER SHALL, IN CONSIDERATION OF HAVING HELD THE INTERESTS OFF THE MARKET AND HAVING REFRAINED FROM DEALING WITH OTHERS CONCERNING THE INTERESTS AND AS LIQUIDATED DAMAGES IN LIEU OF ALL OTHER DAMAGES (AND AS SELLER'S SOLE REMEDY), RETAIN THE PERFORMANCE DEPOSIT. THE PARTIES HEREBY ACKNOWLEDGE THAT THE EXTENT OF DAMAGES TO SELLER OCCASIONED BY SUCH MATERIAL BREACH OR DEFAULT BY PURCHASER WOULD BE IMPOSSIBLE OR EXTREMELY DIFFICULT TO ASCERTAIN AND THAT THE AMOUNT OF THE PERFORMANCE DEPOSIT IS A FAIR AND REASONABLE ESTIMATE OF SUCH DAMAGES UNDER THE CIRCUMSTANCES.

5.2  Seller's Material Breach or Default: IF THE PURCHASE AND SALE OF THE
     -----------------------------------
INTERESTS IS NOT COMPLETED AS CONTEMPLATED HEREIN ON OR BEFORE December 31, 2000, BY REASON OF ANY MATERIAL BREACH OR DEFAULT BY SELLER, THEN PURCHASER SHALL BE ENTITLED (i) TO THE PROMPT RETURN OF THE PERFORMANCE DEPOSIT, PLUS INTEREST BASED ON THE INTEREST RATE FROM THE DATE OF THIS AGREEMENT THROUGH THE DATE OF THE RETURN OF THE DEPOSIT, OR (ii) THE RIGHT TO PURSUE THE SPECIFIC PERFORMANCE BY SELLER WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT.

5.3  Other Termination: This Agreement may be terminated at any time prior to
     -----------------
the Closing by the mutual written consent of Seller and Purchaser, in which event Purchaser shall be entitled to the prompt return of the Performance Deposit.

            ARTICLE 6. DUE DILIGENCE AND TITLE AND CASUALTY DEFECTS
                       --------------------------------------------

6.01  Access to Seller's Non-Proprietary Information: Subject to Purchaser's
      ----------------------------------------------
confidentiality obligations described in Subsection 24.14 below and in addition to the Proprietary Data which Seller may provide to Purchaser as described in the recitals above, Seller shall make available to Purchaser during normal business hours at Seller's offices all material non-proprietary files, records, documents and non-interpretive data in Seller's possession relating to the Interests, including but not limited to, lease, land, title and division order files (including any available abstracts of title, title opinions and title curative documents), contracts, correspondence, permitting files engineering, production and well files and well logs. Seller shall not be obligated to perform any additional title work and Seller shall not be obligated to make any existing abstracts and title opinions current. NO WARRANTY OF ANY KIND IS MADE BY SELLER AS TO THE INFORMATION SO SUPPLIED OR WITH RESPECT TO INTERESTS TO WHICH THE INFORMATION RELATES, AND PURCHASER EXPRESSLY AGREES

THAT ANY CONCLUSIONS DRAWN THEREFROM SHALL BE THE RESULT OF ITS OWN INDEPENDENT REVIEW AND JUDGMENT.

6.02  Access to Seller's Property: Seller shall make a good faith effort to give
      ---------------------------
Purchaser or Purchaser's authorized representatives, at any reasonable time(s) before the Closing and upon adequate notice to Seller, physical access to the tangible properties that are included in the Interests for the purpose of inspecting same. Such access shall be at Purchaser's sole risk, cost and expense and Purchaser shall indemnify, defend, save, discharge, release and hold harmless Seller from, and pay or reimburse Seller for any and all losses, liabilities, liens or encumbrances for labor or materials, claims and causes of action arising out of or in any way connected with or related to any personal injury to or death of any persons or damage to property occurring to or on the Interests as a result of Purchaser's exercise of its rights under this Subsection 6.02, whether latent or patent or whether or not such personal injury, death or property damage is caused by SELLER'S (OR ITS AGENTS, EMPLOYEES OR CONTRACTORS) ACTIVE NEGLIGENCE, AS A RESULT OF THE UNSEAWORTHINESS OF ANY VESSELS, PASSIVE NEGLIGENCE, JOINT NEGLIGENCE, OR CONCURRENT NEGLIGENCE BUT PURCHASER SHALL NOT BE LIABLE IF SUCH INJURY, DEATH, OR DAMAGE IS CAUSED BY SELLER'S (OR ITS AGENTS, EMPLOYEES OR CONTRACTORS) GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Purchaser agrees to comply fully with the rules, regulations and instructions issued by Seller regarding the actions of Purchaser while upon, entering or leaving the Interests. Seller, at its sole cost and expense, shall have the right at all times to participate in the preparation for and conducting of any hearing or trial related to the indemnity set forth in this Section, as well as the right to appear on its own behalf or to retain separate counsel to represent it at any such hearing or trial.

6.03  Title Defect: For the purpose of this Agreement, a "Title Defect" shall
      ------------                                        ------------
      mean a deficiency in one or more of the following respects, provided that the non-transferability requirement in any license, permit, right-of-way, or easement affecting the Interests or a requirement that it be renegotiated upon a transfer of ownership, shall not constitute a Title Defect for the purposes of Article 6:

     (a) Seller's title as of the Effective Time, as to one or more of the Interests, is subject to an outstanding mortgage, deed of trust, lien or encumbrance or other adverse claim not shown on Schedule 6.03(a);

     (b) Based upon instruments of record in appropriate jurisdictions, Seller's net revenue interest in any of the properties is less than the net revenue interest which is set forth in Exhibit "A" for such property, or Seller's working interest in any of the properties is different than the working interest shown in Exhibit "A" for such property;

     (c) Seller is in default under a provision of a lease, agreement or other contract affecting the Interests with respect to a material obligation pertaining to any of the Interests; or

      d) Seller's rights and interests in the Interests as specified in the exhibits attached to this Agreement are subject to being reduced by virtue of the exercise by or entitlement of a third party, of a reversionary, post penalty recoupment, back-in or similar right not reflected or provided for in any of the agreements or other materials set forth in Exhibit "B".

6.04  Notice of a Title Defect: Upon discovery of a Title Defect, Purchaser
      ------------------------
shall immediately notify Seller in writing of the nature of the Title Defect and furnish Seller Purchaser's basis for the assertion of such Title Defect and data in support thereof. Seller may request an increase in the Sale Price by delivery to Purchaser of written notice that the net revenue interest actually owned by Seller in any of the Interests is greater than that shown on Exhibit "A". Any Title Defect which is not disclosed to Seller within five (5) business days prior to the Closing shall conclusively be deemed waived by Purchaser and Seller for all purposes.

6.05  Remedies for Title Defects: Upon timely delivery of notice, either by
      --------------------------
Purchaser of a Title Defect or by Seller of an increase in a net revenue interest, Purchaser and Seller shall meet and use their best efforts to agree on the validity of the defect or increase and the amount of any required adjustments to the Sale Price, provided, subject to Subsection 6.05(f) below, in no event shall any Sale Price reduction for an affected property exceed the amount (or further reduce a negative allocation) allocated to the affected property on Exhibit "D" or "E". If Purchaser and Seller cannot agree on the amount of such a Sale Price adjustment, said amount shall be determined in accordance with the following guidelines:

      (a) If the Title Defect is based upon Purchaser's notice that Seller owns a lesser net revenue interest, or the notice is from Seller to the effect that Seller owns a greater net revenue interest, than that shown on Exhibit "A", then the allocation on Exhibit "D" or "E" to the affected property shall be reduced or increased (as the case may be) in the same proportion that the actual net revenue interest bears to the net revenue interest shown on Exhibit "A" for such property.

      (b) If the Title Defect is based upon Purchaser's notice that Seller owns a different working interest than the working interest shown in Exhibit "A" for such property, then the allocation on Exhibit "D" or "E" to the affected property shall be reduced or increased (as the case may be) in the same proportion that the actual working interest bears to the working interest shown on Exhibit "A" for such property.

      (c) If the Title Defect is a mortgage, deed of trust, lien, encumbrance or other charge upon a property which is liquidated in amount, then the adjustment shall be the sum necessary to be paid to the obligee to remove the Title Defect from the affected property. If the Title Defect represents an obligation or burden upon the affected property for which the economic detriment to Seller is not liquidated but can be estimated with reasonable certainty as agreed to by the parties, the adjustment shall be the sum necessary to compensate Purchaser at the Closing for the adverse economic effect which the Title Defect will have on the affected property. If there is a lien or encumbrance in the form of a judgment and the amount thereof, plus interest, is adequately secured by a supersedeas bond or other security approved by the Court issuing such judgement, it shall not be considered a Title Defect under this Agreement.

      (d) Subject to Subsections 6.05(f) and (g), if the Title Defect cannot be accommodated pursuant to Subsections 6.05(a),(b)or (c)) and the parties cannot otherwise agree on the amount of such an adjustment to the Sale Price or Seller cannot cure the Title Defect to the reasonable satisfaction of Purchaser prior to the Closing, the property affected by the Title Defect shall be excluded from the Interests conveyed to Purchaser at the Closing and the Sale Price shall be reduced by the amount allocated to the affected property on Exhibit "D" or "E".

      (e) Purchaser may only adjust the Sale Price for a Title Defect at the Closing if the amount of an adjustment in its favor exceeds $ 50,000.00. Similarly, Seller may only adjust the Sale Price by reason of it owning a greater net revenue interest at the Closing if the amount of each adjustment in its favor exceeds $ 50,000.00. In the event the net amount of the Sale Price adjustments downward or upward pursuant to the foregoing exceeds $ 3,000,000.00, then Seller or Purchaser may, upon written notice to the other party, cancel this Agreement and the same shall be of no further force and effect, save and except that Seller shall return the Performance Deposit to Purchaser without interest.

      (f) In the event the Seller and Purchaser do not agree to the amount of the adjustment or the Sale Price reduction for an affected property and the amount claimed as a result of one or more Title Defects exceeds the amount allocated to such affected property on Exhibit "D" or "E" (or would serve to create, or add to, a negative allocation to the affected property), then the Sale Price shall be reduced by the amount allocated to the affected property on Exhibit "D" or "E" and, at Purchaser's sole option, the affected property will either be included or excluded from the Interests conveyed to Purchaser at the Closing.

      (g) If Purchaser shall receive an adjustment at the Closing on account of a Title Defect, Seller shall have the right but not the obligation for the period extending ninety (90) days after the Closing Date to cure the Title Defect at Seller's cost. If by such date Seller can demonstrate to Purchaser's reasonable satisfaction the Title Defect has been cured, then Seller shall be entitled to reimbursement from Purchaser of the amount of the adjustment received by Purchaser at the Closing as a result of such Title Defect. Purchaser shall pay such amount to Seller within ten (10) business days from the date that the parties agree the Title Defect has been cured.

6.06  Casualty Defect: If prior to the Closing any of the Interests are
      ---------------
substantially damaged or
destroyed by fire or other casualty ("Casualty Defect"), Seller shall notify Purchaser promptly after Seller learns of such event. Seller shall have the right, but not the obligation, to cure the Casualty Defect by repairing such damage or, in the case of personal property or fixtures, replacing them with equivalent items no later than the Closing Date, all to Purchaser's reasonable satisfaction. If any uncured Casualty Defects exist at the Closing, Purchaser shall proceed to purchase the Interests affected thereby, and the Sale Price shall be reduced by the aggregate reduction in the value of the Interests on account of such Casualty Defects, as determined by the mutual agreement of the parties. If the parties fail for any reason to agree prior to the Closing on the amount of any Sale Price adjustments on account of Casualty Defects, Purchaser shall accept the affected Interests, the amount allocated to the affected Interests on Exhibit "D" or "E" shall be adjusted from the Sale Price and deposited into an interest bearing escrow account with a bank pursuant to an escrow agreement mutually acceptable to the parties, and the Sale Price shall be reduced, by an amount determined by a mutually acceptable independent appraiser chosen in accordance with such agreement equal to the value of all Casualty Defects not accounted for at the Closing or, at Purchaser's sole option, the affected property will be excluded from the Interests conveyed to Purchaser at the Closing and the Sale Price shall be reduced by an amount allocated to such affected property based upon Exhibit "D" or "E".

                  ARTICLE 7. THIRD PARTY RIGHTS AND CONSENTS
                             -------------------------------

It is understood by Purchaser that certain of the Interests are or may be subject to (1) preferential purchase rights, rights of first refusal and similar option rights in third parties to purchase a part of the Interests (collectively, "Preferential Rights") or (2) lessors' approvals or other consents to transfer any part of the Interests (other than governmental approvals and other consents routinely acquired after a transfer, including the non-transferability requirement of any license, permit, right-of-way, pipeline franchise or easement, or a requirement for renegotiation upon transfer of ownership) (collectively, "Consents to Assign"). This Agreement shall be subject to the terms and conditions of such Preferential Rights and Consents to Assign. Immediately upon the execution of this Agreement, Seller shall notify the holders of such Preferential Rights of the proposed transfer of the affected properties and the amount of the Sale Price allocated to such property as shown on Exhibit "D". Seller shall use commercially reasonable efforts to obtain all Consents to Assign and waivers of Preferential Rights (or the exercise thereof). If any third party exercises a valid Preferential Right, the affected properties shall be excluded from the Interests and the Sale Price reduced by the amount allocated to the affected properties. Seller shall promptly notify Purchaser of the exercise of any Preferential Right and of the lapse of any applicable period of time within which a Preferential Right must be exercised. If a Consent to Assign is not obtained, then the affected properties shall be excluded from the Interests and the Sale Price reduced by (i) the amount allocated to the affected properties as shown on Exhibit "D" or "E", if the Consent to Assign prohibits the transfer of an oil and gas lease, interest in a unit, or other property, or
(ii) in any other case, an amount mutually agreed to by Purchaser and Seller required to replace any material part of the Interests necessary for the continued production and sale of hydrocarbons from the Interests, or in the event the parties cannot agree to such amount, then the affected properties shall be excluded from the Interests and the Sale Price reduced by the amount allocated to the affected properties.

In cases in which the Consent to Assign relates to a Contract and the Contract is not transferred to Purchaser at Closing due to the unobtained or unwaived consent requirement, Purchaser, with Seller's full reasonable cooperation, shall continue after Closing to use commercially reasonable efforts to obtain such consent so that such Contract can be transferred to Purchaser upon receipt of the consent. If an unsatisfied consent requirement with respect to which a Sale Price adjustment is made pursuant to this Article 7 and such consent requirement is subsequently satisfied prior to the date of the final adjustment to the Sale Price under Subsection 3.03 hereof, Seller shall be reimbursed in the final adjustment for the amount of the previous deduction from the Sale Price (if the Interest subject to such consent requirement has been transferred to Purchaser).

If the holder of the Preferential Right fails to consummate the purchase of the property subject to the Preferential Right, Seller will promptly notify Purchaser. Within ten (10) business days after Purchaser's receipt of such notice or the Closing Date, whichever is later, if Purchaser elects to acquire such property Seller will assign to Purchaser and Purchaser will accept from Seller the property under the terms of this Agreement for a price equal to the amount allocated to such property in Exhibit "D", as adjusted in accordance with the terms of this Agreement.

                          ARTICLE 8. REPRESENTATIONS
                                     ---------------
8.01 Exclusivity of Representations: THE EXPRESS REPRESENTATIONS OF SELLER CONTAINED IN THIS ARTICLE 8 OR OTHERWISE STATED IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER REPRESENTATIONS, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE.

8.02   Mutual Representations: Each party represents to the other that:

       (a) As to EEX Corporation and W&T Offshore, Inc. it is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation, and is duly qualified to do business in the States in which the Interests are located; and as to EEX E&P Company, L.P., it is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware, and is duly qualified to do business in such states in which Interests are owned by it are located.

       (b) it has authority necessary to enter into this Agreement and to perform all its obligations hereunder;

       (c) its execution, delivery and performance of this Agreement and the transactions contemplated hereby will not: (1) violate or conflict with any provision of its Certificate of Incorporation, Certificate of Limited Partnership, ByLaws or other governing documents; (ii) result in the breach of any term or condition of, or constitute a default or cause the acceleration of any obligation under, any agreement or instrument to which it is a party or by which it is bound; or (iii) violate or conflict with any applicable judgment, decree, order, permit, law, rule or regulation;

       (d) this Agreement has been duly executed and delivered on its behalf, and at the Closing all documents and instruments required hereunder will have been duly executed and delivered. This Agreement, and all such documents and instruments shall constitute legal, valid and binding obligations enforceable in accordance with their respective terms; and

       (e) it has been represented by legal counsel of its own selection who has reviewed this Agreement.

8.03   Brokers. Neither party has incurred any obligation or liability,
       -------
contingent or otherwise, for brokers' or finders' fees in connection with this Agreement in respect of which the other party may have any responsibility; and any such obligation or liability that might exist shall be the sole obligation of the party whose action gave rise thereto.

8.04   Further Distribution: Purchaser is acquiring the Interests for its own
       --------------------
account and not with the intent to make a distribution thereof within the meaning of the Securities Act of 1933, as amended, and the rules and regulations thereunder or distribution thereof in violation of any other applicable securities laws.

8.05   Seller's Representations: For the purpose of this Agreement, references
       ------------------------
to the "best of its knowledge and belief" of Seller means the actual knowledge of Seller's officers and employees, without any duty of investigation by such officers and employees. Except as expressly disclaimed in Article 9 hereof, Seller represents the following to the best of its knowledge and belief as of the Effective Time and as of Closing:

       (a) Seller owns the Interests and has the full power and right to sell and convey the same, subject to any Preferential Rights or Consents to Assign that may exist with respect thereto; and

       (b) All laws, orders, regulations and rules issued or promulgated by governmental authorities having jurisdiction with respect to the Interests have in all material respects, been complied with regard to the ownership and operation of the Interests and Seller, or other appropriate responsible party, has obtained all governmental certificates, permits and other authorizations necessary for the current operation of the Interests, other than permits, consents and authorizations required for the sale and transfer of the Interests to Purchaser, which shall be the responsibility of Seller and Purchaser.

       (c) All material contracts or agreements pertaining to or affecting the Interests are listed on Exhibit "B" attached hereto and Seller has not defaulted or violated any contracts or agreements to which Seller is a party or any obligation to which Seller is bound affecting or pertaining to the Interests other than as disclosed hereunder or on any exhibit attached hereto.

       (d) There are no suits, actions, written claims, investigations, incidents of noncompliance or any legal, administrative or arbitration proceedings threatened, pending, affecting or pertaining to the Interests, other than as disclosed hereunder or on Schedule 10.3, attached hereto.

       (e) The Leases included within the Interests are in full force and effect.

       (f) Seller is not obligated by virtue of a take or payment, production payment, advance payment or overriding royalty or other similar payment to deliver production attributable to the Interests, or proceeds from the sale thereof at or after the time of delivery, except for the following mortgages affecting Vermilion Block 83, which shall be released at Closing in accordance with Section 10.7:

               (i) that certain Act of Mortgage, Assignment of Production, Security Agreement and Financing Statement dated and effective December 17, 1999, from EEX E&P Company, L.P., as Mortgagor, for the use and benefit of Bob West Treasure L.L.C., Mortgagee, as filed in Vermilion Parish, Louisiana on December 20, 1999 under Number 9913533, and as filed with the Minerals Management Service on December 20, 1999;

               (ii) that certain Amendment to Act of Mortgage, Assignment of Production, Security Agreement and Financing Statement dated and effective May 16, 2000, as filed in Vermilion Parish, Louisiana on May 22, 2000 under Number 2005160, and as filed with the Minerals Management Service on May 22, 2000; and

               (iii) that certain Act of Second Mortgage, Assignment of Production, Security Agreement and Financing Statement dated and effective May 16, 2000 from EEX E&P Company, L.P., as Mortgagor, for the use and benefit of Enron North American Corporation, as Morgagee, as filed in Vermilion Parish, Louisiana on June 6, 2000 under Number 20005669, and as filed with the Minerals Management Service on June 13, 2000.

       (g) Except as set forth in Exhibit "C" attached hereto, as of the Effective Time there are no production imbalances affecting the Interests or any portion thereof.

       (h) With the exception of governmental approvals of transfers that are customarily obtained on a post closing basis, none of the Interests are subject to any Preferential Rights or Consents to Assign except as specified on Schedule 8.05(h), attached hereto.

       (i) The Interests are not subject to any calls on production and are not subject to any marketing arrangements that cannot be cancelled upon thirty (30) days notice.

       (j) Seller is not a foreign person, as defined in Internal Revenue Code 1445(f)(3).

       (k) Except as disclosed on Schedule 8.05(k), there are no outstanding authorizations for expenditure or other commitments to make capital expenditures which are binding on the Interests.

       (l) There are no tax partnerships or other such tax related entities pertaining to the Interests, except as disclosed on Schedule 8.05(l).

       (m) All lessor's royalties, minimum royalties, rentals and other burdens on production pertaining to the Interests have been properly and timely paid.

       (n) There has been no change in the operation, maintenance or physical condition of the Interests between the Effective Time and the Closing that would have a material or adverse effect on the operation or value of the Interests.

       (o) The Interests are not subject to any outstanding mortgages, deeds of trust, liens, encumbrances, or other adverse claims other than those disclosed by Seller to Purchaser in writing.

            ARTICLE 9. DISCLAIMER OF REPRESENTATIONS AND WARRANTIES
                       --------------------------------------------

9.01   NO WARRANTY OR REPRESENTATION BY SELLER: EXCEPT AS SET FORTH IN THIS
       ---------------------------------------
AGREEMENT OR IN EXHIBITS ATTACHED HERETO, THE TRANSACTION CONTEMPLATED HEREBY SHALL BE WITHOUT ANY WARRANTY OR REPRESENTATION OF TITLE, EITHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITHOUT ANY EXPRESS, IMPLIED, STATUTORY OR OTHER WARRANTY OR REPRESENTATION AS TO THE CONDITION, QUANTITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, FREEDOM FROM REDHIBITORY VICES OR DEFECTS, CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OR MERCHANTABILITY OF ANY OF THE EQUIPMENT OR ITS FITNESS FOR ANY PURPOSE AND WITHOUT ANY OTHER EXPRESS, IMPLIED STATUTORY OR OTHER WARRANTY OR REPRESENTATION WHATSOEVER. PURCHASER SHALL HAVE INSPECTED OR WAIVED ITS RIGHT TO INSPECT THE INTERESTS FOR ALL PURPOSES AND SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, INCLUDING BUT NOT LIMITED TO CONDITIONS SPECIFICALLY RELATED TO THE PRESENCE, RELEASE OR DISPOSAL OF HAZARDOUS SUBSTANCES, AND THE CONDITION OF ANY WELL CASING, TUBING OR DOWNHOLE EQUIPMENT. PURCHASER IS RELYING SOLELY UPON ITS OWN INSPECTION OF THE INTERESTS, AND PURCHASER SHALL ACCEPT ALL OF THE SAME IN THEIR "AS IS, WHERE IS" CONDITION. EXCEPT AS PROVIDED FOR IN THE EXHIBITS HERETO, THERE

ARE NO WARRANTIES THAT EXTEND BEYOND THE FACE OF THIS AGREEMENT. IN ADDITION, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA, REPORTS, RECORDS, PROJECTIONS, INFORMATION OR MATERIALS NOW, HERETOFORE OR HEREAFTER FURNISHED OR MADE AVAILABLE TO PURCHASER IN CONNECTION WITH THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, ANY DESCRIPTION OF THE INTERESTS, PRICING ASSUMPTIONS, OR QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE INTERESTS OR THE ABILITY OR POTENTIAL OF THE INTERESTS TO PRODUCE HYDROCARBONS OR THE ENVIRONMENTAL CONDITION OF THE INTERESTS OR ANY OTHER MATTERS CONTAINED IN THE PROPRIETARY DATA OR ANY OTHER MATERIALS FURNISHED OR MADE AVAILABLE TO PURCHASER BY SELLER OR BY SELLER'S AGENTS OR REPRESENTATIVES. ANY AND ALL SUCH DATA, RECORDS, REPORTS, PROJECTIONS, INFORMATION AND OTHER MATERIALS FURNISHED BY SELLER OR OTHERWISE MADE AVAILABLE TO PURCHASER ARE PROVIDED PURCHASER AS A CONVENIENCE AND SHALL NOT CREATE OR GIVE RISE TO ANY LIABILITY OF OR AGAINST SELLER. ANY RELIANCE ON OR USE OF THE SAME SHALL BE AT PURCHASER'S SOLE RISK TO THE MAXIMUM EXTENT PERMITTED BY LAW.

9.02   Express Disclaimers of Representations and Warranties: THE ASSIGNMENTS
       -----------------------------------------------------
AND BILLS OF SALE, LEASES, DEEDS OR OTHER CONVEYANCES TO BE DELIVERED BY SELLER AT CLOSING SHALL EXPRESSLY SET FORTH THE DISCLAIMERS OF REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE 9. ALSO, ALL SUCH ASSIGNMENTS AND BILLS OF SALE, LEASES, DEEDS OR OTHER CONVEYANCES SHALL EXPRESSLY STATE THAT THE INTERESTS HAVE BEEN USED FOR OIL AND GAS DRILLING AND PRODUCTION OPERATIONS, RELATED (DISPOSAL AND OTHER) OILFIELD OPERATIONS, AND TRANSPORTATION OF OIL AND GAS.

                            ARTICLE 10. CONDITIONS
                                        ----------

     Each party's obligation to consummate the transaction provided for herein is subject to the satisfaction or waiver by the other party of the following conditions:

10.1   Representations: The representations contained in Article 8 shall be true
       ---------------
and correct in all material respects on the Closing Date as though made on and as of the Closing Date.

10.2   Performance: Each party shall have performed in all material respects the
       -----------
obligations, covenants and agreements hereunder to be performed by it at or prior to the Closing Date.

10.3   Pending Matters: Except as provided on Schedule 10.3, to the best of
       ---------------
       Seller's knowledge, there is no suit, action or other proceeding by a third party or a governmental authority pending or threatened which seeks substantial damages, fines or other penalties from either party in connection with the Interests, or seeks to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement.

10.4   Governmental Bonds: Upon written request by Seller, Purchaser shall
       ------------------
deliver or cause to be delivered to Seller proof of bonds, in form and substance and issued by corporate sureties satisfactory to Seller, covering the Interests as required under any laws, rules or regulations of any federal, Indian tribe, state or local government agencies having jurisdiction over the Interests, or a commitment by a surety company, satisfactory to Seller, to issue such bonds upon Closing.

10.5   Preferential Rights and Consents to Assign: All Preferential Rights
       ------------------------------------------
pertaining to the transfer of the Interests from Seller to Purchaser have been properly exercised, waived or the time to exercise such rights has expired and all Consents to Assign have been obtained.

10.6   Preliminary Settlement Statement:  Both Seller and Purchaser mutually
       --------------------------------
agree to the Preliminary Settlement Statement.

10.7   Release of the Vermilion Block 83 Mortgage:  An executed instrument of
       ------------------------------------------
release of mortgage affecting Vermilion Block 83, in a form satisfactory to Purchaser and executed by all necessary parties shall be delivered to Purchaser by Seller.

10.8   Settlement of Certain Litigation:  Relative to certain litigation between
       --------------------------------
Energy Resources Technology, Inc., Cal Dive International, Inc. and EEX Corporation, Seller shall provide Purchaser with that certain Final Settlement Statement discussed in Paragraph (6) of that certain Letter Agreement dated November 14, 2000 by and between Cal Dive International, Inc. and EEX Corporation.


                 ARTICLE 11. TRANSACTIONS ON AND AFTER CLOSING
                             ---------------------------------

   At the Closing, the following shall occur:

11.1   Assignment and Bill of Sale: Seller shall execute, acknowledge and
       ---------------------------
deliver an Assignment and Bill of Sale and other necessary conveyance instruments in a form that is mutually acceptable to the parties in accordance with the obligations outlined in this Agreement, covering all of the Interests to be sold pursuant hereto. The Assignment and Bill of Sale and other necessary conveyance instruments shall contain a limited warranty of title in favor of Purchaser as to claims by, through and under Seller and shall contain full substitution and subrogation rights.

11.2   Adjusted Sale Price: Purchaser shall deliver to Seller or Seller's
       -------------------
designee the Adjusted

Sale Price.

11.3   Change of Operator: Seller shall provide Purchaser with executed change
       ------------------
of operator forms from all appropriate parties on all Leases and/or wells (active or inactive) operated by Seller, as required by the applicable governmental regulatory body, to effect a change of operator for the Interests and designate Purchaser as operator.

11.4   Possession of the Interests: Seller shall (subject to the terms of
       ---------------------------
applicable operating agreements and other provisions hereof) deliver to Purchaser exclusive possession of the Interests upon the Closing.

11.5   Notice of Sale: Immediately after the Closing, Purchaser, when necessary,
       --------------
shall notify all appropriate operators, non-operators, oil and gas purchasers, governmental agencies and royalty owners that it has purchased the Interests.

11.6   Copies of Records and Documents: Seller shall, at or as promptly as
       -------------------------------
reasonably possible after the Closing, provide Purchaser, at Purchaser's expense, with the Records and Data, including, but not limited to, land and lease files, division of interest computer printouts, contract files, well files and well logs.

11.7   January, 2001 Marketing Arrangements: Purchaser shall be responsible for
       ------------------------------------
the marketing of January, 2001 production attributable to the Interests. In the event Closing does not occur, Purchaser shall promptly provide a complete listing of purchasers for each property marketed and Seller agrees to honor such marketing arrangements; provided that Purchaser will be responsible for any penalties associated with incorrect nominations for January, 2001.

11.8   Seismic Licenses: At Closing, Seller will deliver to Purchaser a copy of
       ----------------
all proprietary 3-D seismic data owned by Seller affecting the Interests, under the terms of a mutually acceptable License Agreement. After Closing and within 15 days from request of Purchaser, Seller shall provide a copy of all 2-D data owned by Seller affecting the Interests, under the terms of a mutually acceptable License Agreement.

               ARTICLE 12. ALLOCATION OF PRODUCTION AND PROCEEDS
                           -------------------------------------

       All production of oil, gas and other minerals from the Interests prior to the Effective Time, and all proceeds from the sale of such production, shall be the property of Seller. All such production upon and after the Effective Time, and all proceeds from the sale thereof, shall be the property of Purchaser. Production shall be allocated to the parties based upon the most reliable measurement method or allocation calculation information available and mutually acceptable to the parties. Except as set forth below, Purchaser shall assume all rights of Seller arising from any imbalances affecting the Interests that result in the Interests being underproduced as of the Effective Time and thereafter. Purchaser and Seller agree that the Sale Price shall be adjusted at the Closing to account for gas imbalances affecting the Interests which are set forth in Exhibit

"C" hereto. Purchaser shall indemnify, defend, save, discharge, release and hold Seller harmless from any claims for gas imbalances from and after the Effective Time insofar and only insofar as such gas imbalances are accurately represented by Seller on the Exhibit "C". Seller shall retain liability with respect to all gas imbalances attributable to the Interests with regard to periods on or prior to the Effective Time to the extent such gas imbalances are not accurately reflected on said Exhibit "C" and shall indemnify, defend, save, discharge, release and hold Purchaser harmless from any and all claims pertaining to such gas imbalances. Such adjustment shall be made as follows :

     (a)  Overproduced volumes shall be valued at $ 2.00 per MCF.

     (b)  Underproduced volumes shall be valued at $2.00 per MCF.

     (c) The Sale Price shall be adjusted upward for the underproduced volume as indicated on Exhibit "C", being the product of multiplying such underproduced volume by $2.00 per MCF.

     (d) The Sale Price shall be adjusted downward for the overproduced volume as indicated on Exhibit "C" being the product of multiplying such overproduced volume by $2.00 per MCF.

Further, notwithstanding anything to the contrary set forth above in this
Article 12, as part of the final accounting provided in Article 3, Seller shall revise the gas imbalances indicated in Exhibit "C" to reflect the actual imbalance volumes as of the Effective Time. The difference between the gas imbalances indicated on Exhibit "C" and the actual gas imbalances as of the Effective Time shall be multiplied by the appropriate value per MCF as stated in subsections (a) and (b) of this Article 12 and the aggregate adjustment amount shall be appropriately accounted for in the final settlement.

            ARTICLE 13. RESPONSIBILITY FOR PAYMENTS AND OBLIGATIONS
                        -------------------------------------------

13.01 Seller shall be responsible for the payment of (i) all lease rentals, shut-in-royalties, minimum royalties, payments in lieu of production, production royalties (including royalties paid in kind), overriding royalties, production payments and net profits payments, and (ii) all operating costs, vendor and contractor invoices and other liquidated monetary obligations of Seller that in each case accrued prior to the Closing Date and are attributable to the ownership, operation, use or maintenance of or otherwise relate to the Interests. Purchaser shall be responsible for the payment of all of the above described payments and obligations that have accrued or may accrue on and after the Closing Date. Purchaser shall reimburse Seller for any such payments or obligations paid by Seller on or after the Effective Time, to the extent and only to the extent such payments or obligations pertain to the ownership, operation, use or maintenance of the Interests on or after the Effective Time. Likewise, Seller shall reimburse Purchaser for any such payment or obligations paid by Purchaser on or after the Effective Time, to the extent and only to the extent such payments or obligations pertain to the ownership, operation, use or maintenance of the Interests prior to the Effective Time.

13.02 Additionally, Seller shall be responsible for the settlement of all joint billing audits which relate to accounting periods prior to the Effective Time. Purchaser shall be responsible for the settlement of all joint billing audits which relate to accounting periods on and after the Effective Time. Any credits received by Purchaser after the Effective Time attributable to expenses paid prior to the Effective Time shall be paid to Seller by Purchaser within fifteen
(15) days of Purchaser's receipt thereof. Any credits received by Seller attributable to expenses paid after the Effective Time shall be paid to Purchaser by Seller within fifteen (15) days of Seller's receipt thereof.

13.03  Post-Final Accounting Settlement Revenues. Any revenues received by
       -----------------------------------------
Purchaser after Seller delivers the Final Settlement Statement and attributable to the ownership or operation of the Interests prior to the Effective Time will be reimbursed to Seller. Any revenues received by Seller after Seller delivers the Final Settlement Statement and attributable to the ownership or operation of the Interests after the Effective Time will be reimbursed to remitter (with written notice of such reimbursement being sent to Purchaser).

13.04  Post Final Accounting Settlement Expenses. Any costs and expenses paid by
       -----------------------------------------
Purchaser after Seller delivers the Final Settlement Statement and attributable to the ownership or operation of the Interests prior to the Effective Time will be billed to Seller within thirty (30) days after receipt by Purchaser. Any costs and expenses paid by Seller after Seller delivers the Final Settlement Statement and attributable to the ownership or operation of the Interests after the Effective Time will be billed to Purchaser within thirty (30) days after receipt by Seller. The party responsible for the payment of such costs and expenses shall reimburse the other party within thirty (30) days after receipt of the applicable invoice and proof that such invoice has been paid.

                      ARTICLE 14. TAXES AND PREPAID ITEMS
                                  -----------------------

14.01  Apportionment of Ad Valorem and Property Taxes: All ad valorem taxes,
       ----------------------------------------------
real property taxes, personal property taxes and similar obligations with respect to the Interests for the tax period in which the Effective Time occurs shall be apportioned as of the Effective Time between Seller and Purchaser. The portion of such apportioned tax liability which is attributable to Seller shall be credited to Purchaser's account. Purchaser shall file or cause to be filed all required reports and returns incident to such taxes and shall pay or cause to be paid to the taxing authorities all such taxes relating to the tax period in which the Effective Time occurs. Purchaser shall supply Seller with copies of the filed reports and proof of payment promptly after filing and paying same.

14.02  Proration of Taxes. Etc.: All taxes, including, but not limited. to,
       ------------------------
excise taxes, state severance taxes, ad valorem taxes, and any other local, state, and/or federal taxes or assessments attributable to the Interests or any part thereof prior to the Effective Time, remain Seller's responsibility and all deductions, credits and refunds pertaining to the aforementioned taxes, attributable to the Interests or any part thereof prior to the Effective Time (no matter when received), belong to Seller. All such taxes attributable to the Interests or any part thereof on and after the Effective Time are Purchaser's responsibility, and Purchaser shall reimburse Seller for any such taxes previously paid by Seller, and all deductions, credits, and refunds pertaining thereto on and after the Effective Time (no matter when received) belong to Purchaser.

14.03  Apportionment of Prepaids: Unearned insurance premiums, paid utility
       -------------------------
charges applicable to periods following the Effective Time, prepaid rentals, prepaid joint interest stock accounts and any other prepaids or accrued payables, if any, attributable to the Interests shall be prorated as of the Effective Time and amounts owing from such proration shall be settled with a final accounting, which shall be made at such time as complete records are available.

                            ARTICLE 15. OPERATIONS
                                        ----------

       Seller, as to the portion of the Interests to be conveyed which it now operates, shall from the date of execution of this Agreement, continue to operate the same in a good and workmanlike manner until the Closing when such operations shall be turned over to and become the responsibility of Purchaser, unless an applicable unit, pooling, communitization or operating agreement requires otherwise, in which case (unless Purchaser and Seller otherwise agree) Seller shall continue the physical operation of such portion of the Interests pursuant to and under the terms of such applicable agreement, until such time after the Closing as such applicable agreement may require; provided, however, that Seller shall have no liability as operator to Purchaser for losses or damages sustained, or liabilities incurred, WHETHER OR NOT THE LOSSES, COSTS, EXPENSES AND DAMAGES IN QUESTION AROSE SOLELY OR IN PART FROM THE ACTIVE, PASSIVE, CONCURRENT, SIMPLE OR SOLE NEGLIGENCE, OR STRICT LIABILITY OR OTHER FAULT OF SELLER OR ANY OTHER THEORY OF LIABILITY OR FAULT, WHETHER IN LAW (WHETHER COMMON OR STATUTORY) OR EQUITY, except as may result directly from Seller's gross negligence or willful misconduct. Any operations from and after the Effective Time shall be conducted by Seller for and on behalf of Purchaser, and Seller shall make appropriate charges to the Purchaser for such services as operator of the Interests (or any portions thereof) performed by Seller from and after the Effective Time. If any of the properties that Seller continues to operate on behalf of the Purchaser are subject to an operating agreement, Seller shall make appropriate charges to Purchaser in accordance with such operating agreement which will include overhead charges attributable to Seller's gross working interest. Purchaser shall reimburse Seller for all reasonable and necessary expenses incurred by Seller in such operation, or in the protection or maintenance of the Interests. Any such charges and expenses shall be recovered by Seller as part of the Final Settlement Statement described in Subsection 3.03.

                  ARTICLE 16. SUBSEQUENT DRILLING OPERATIONS
                              ------------------------------

     After full execution of this Agreement and prior to delivery of possession of the Interests to Purchaser under the applicable provisions of this Agreement, Seller shall not, without Purchaser's prior written consent, propose or conduct any operation for the drilling, testing, completing, reworking, re-completing, sidetracking, deepening, plugging back or plugging and abandoning a well with respect to the Interests (a "Drilling Operation") under the terms of any operating agreement or other contract (except repairs or operations made necessary by emergency conditions, after which Seller shall promptly give Purchaser notice: with full details of the work done and the costs thereof). If any present party, other than Seller, to an operating agreement or compulsory pooling order proposes a Drilling Operation prior to such delivery of possession of the Interests involving an expenditure of more than $10,000.00, Seller shall promptly notify Purchaser of such proposal and will promptly provide Purchaser with all information, data or other material in Seller's possession that may be relevant to a decision whether or not to participate in such Drilling Operation. Seller shall accept or reject participation in the proposed Drilling Operation based upon Purchaser's election with respect thereto given in writing by Purchaser to Seller within the period allowed in such proposal. Failure by Purchaser to make an election within such period shall be deemed an election by Purchaser not to participate. Any election by Purchaser hereunder, regardless of whether actually made or deemed to be made, shall not result in any adjustment in the amount allocated to the property affected thereby; however all costs and expenses on account of Purchaser's decision to participate in any such Drilling Operation shall be borne by Purchaser, notwithstanding any termination of this Agreement or anything else herein to the contrary, provided, however, Purchaser is assigned or conveyed all rights and interests necessary to be recognized as the owner, of record, of the working interests affected by its participation in such drilling operation.

                    Article 17. Material Adverse Condition

17.01  Material Adverse Condition: If after the Effective Date and prior to
       --------------------------
       Closing there is a material adverse change in the condition of the Interests ("Material Adverse Condition"), Seller shall notify Purchaser promptly after Seller learns of such event. After receipt of such notice, Seller and Purchaser shall agree, not later than two (2) days prior to the Closing (if possible, as determined by the date of the occurrence), to adjust the Sale Price in an amount mutually agreeable to the parties. In the event the parties cannot agree to an adjustment amount, Purchaser shall have the option to: (1) exclude the affected Interests and adjust the Sale Price by the amount allocated thereto in Exhibit "D" or "E", or
       (2) accept the affected Interest with no adjustment, or (3) in the situation where the affected Interests aggregate more than fifteen percent (15%) of the Sale Price, Purchaser may terminate this Agreement, without liability, in which event the Performance Deposit shall be returned to Purchaser in accordance with Article 5. If Purchaser elects to exclude affected Interests aggregating more than fifteen percent (15%) of the Sale Price, then Seller shall have the option to terminate this Agreement, without liability, in which event the Performance Deposit shall be returned to Purchaser in accordance with Article 5.

                 ARTICLE 18. ADVERSE ENVIRONMENTAL CONDITIONS
                             --------------------------------

18.01  Operated Interests: Purchaser shall advise Seller of any Adverse
       ------------------
Environmental Condition (as defined herein) related to the Interests which are operated by Seller and provide evidence thereof not later than five (5) days prior to the Closing. Except as provided below, Seller, after the Closing, at its sole cost, shall remedy such Adverse Environmental Condition(s), individually or in the aggregate, to the reasonable satisfaction of Purchaser and Seller and in accordance with applicable Environmental Laws (as defined herein) in effect as of the Effective Time. In the event Seller reasonably determines in good faith that the cost of remediating Adverse Environmental Condition(s) as to any wells, units and other subdivisions of the Real Property exceeds the lesser of $500,000.00 or the allocation to such Real Property as listed on Exhibit "D" or "E", or that the cost of remediating Adverse Environmental Conditions as to all affected Interests exceeds $1,000,000.00, Seller may elect, by written notice to Purchaser not later than two (2) days prior to the Closing, not to remedy such Adverse Environmental Condition(s) under this Agreement.

If Seller declines to remediate any Adverse Environmental Condition(s), Purchaser shall have the option to: (1) exclude the affected property and adjust the Sale Price by the amount allocated thereto in Exhibit "D" or "E", or (2) terminate this Agreement without liability, in which event the Performance Deposit shall be returned to Purchaser in accordance with Article 5. If Purchaser elects to exclude affected Interests aggregating more than fifteen percent (15%) of the Sale Price, then Seller shall have the option to terminate the Agreement without liability, in which event the Performance Deposit shall be returned to Purchaser in accordance with Article 5. As to Interests subject to Adverse Environmental Condition(s) that are conveyed to and accepted by Purchaser that Seller undertakes to remedy, Seller shall indemnify, save, discharge, release and hold Purchaser harmless against all penalties, fines, cleanup or remediation liabilities, claims, demands and causes of action, resulting from the remediation of, or the failure to, fully and completely perform the remediation of the Adverse Environmental Condition(s) in accordance with applicable Environmental Laws. Further, on or before Closing the parties will enter into a mutually acceptable agreement which provides, in Purchaser's sole opinion, adequate security or guarantees in favor of Purchaser with regard to Seller's obligation to perform the remediation of the Adverse Environmental Condition(s) in accordance with applicable Environmental Laws. Seller agrees that it will exercise all reasonable effort and diligence to complete any required environmental cleanup and remediation within one (1) year of the Closing; however, any failure to complete such efforts by such time shall not relieve Seller of its duty to fully and completely satisfy its obligations hereunder. Purchaser shall grant Seller and its representatives such access to the Interests as may be necessary to satisfy its obligations under this Article, provided such access does not interfere with Purchaser's operations.

18.02  Non-Operated Interests: Purchaser shall advise Seller of any Adverse
       ----------------------
Environmental Condition(s) (as defined herein) on the Interests which are not operated by Seller and provide evidence thereof not later than five (5) days prior to the Closing. After receipt of such notice, Seller and Purchaser shall agree, not later than two (2) days prior to the Closing, to adjust the Sale Price in an amount mutually agreeable to the parties. In the event the parties cannot agree to an adjustment amount, Purchaser shall have the option to: (1) exclude the affected interests and adjust the Sale Price by the amount allocated thereto in Exhibit "D" or "E" or (2) terminate this Agreement, without liability, in which event the Performance Deposit shall be returned to Purchaser in accordance with
Article 5. If Purchaser elects to exclude affected Interests aggregating more than fifteen percent (15%) of the Sale Price, then Seller shall have the option to terminate this Agreement, without liability, in which event the Performance Deposit shall be returned to Purchaser in accordance with Article 5.

As used herein, "Adverse Environmental Conditions" shall mean any contamination
                 --------------------------------
or condition that is the result of any discharge, release, disposal, production, storage or treatment on, in or below the Interests or migration to or from the Interests to any other land or body of water, wherever located, prior to the Effective Time, of any wastes, pollutants, contaminants, hazardous materials or other materials or substances for which and to the extent that remediation is required by any laws, rules, orders, regulations, permits or judgments in effect as of the Effective Time relating to the protection of the environment ("Environmental Laws").

                         ARTICLE 19. INDEMNIFICATIONS
                                     ----------------

19.01  INDEMNIFICATION: Specific to Article 19 and the Sections and Subsections
       ---------------
hereunder, "Claims" shall include claims, demands, causes of action,
            ------
liabilities, damages, fines, penalties and judgments of any kind or character, whether matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated or known or unknown, and whether or not resulting from third party claims, and all costs and fees (including, without limitation, interest, reasonable attorneys' fees, reasonable costs of experts, court costs and reasonable costs of investigation, including those incurred in enforcing the indemnification provisions contained in this Agreement) in connection therewith. Also, as used in Subsection 19.01(d) herein, "Retained Environmental
                                              ----------------------
Liabilities" shall mean any contamination or condition that is the result of any
-----------
disposal by Seller of any wastes, pollutants, contaminants, hazardous materials or other materials or substances on, in or below any properties not included in the Interests, wherever located, prior to the Effective Time, for which and to the extent that remediation is required by any Environmental Laws.

In addition to any other indemnification or reservation provisions contained in this Agreement:

       (a) Purchaser shall (i) as of the Closing Date assume, be responsible for and comply with all duties and obligations of Seller, express or implied, with respect to the Interests arising on and after the Closing Date under or by virtue of any of the Leases, contracts, agreements, documents identified in any exhibit hereto, or under any permit, applicable law, statute or rule, regulation or order of any governmental authority (specifically including, without limitation, any governmental request or requirement to plug, re-plug or abandon any well of whatsoever type, status or classification, or take any clean-up, remedial or other action with respect to the Interests) and (ii) defend, indemnify, save, discharge, release and hold Seller harmless from and pay or reimburse Seller for any and all Claims in connection therewith, except (a) as otherwise set forth in this Agreement,

       (b) any Claim expressly retained by Seller pursuant to Section 18.01 of this Agreement, and (c) any brokers' or finders' fees or commissions arising with respect to brokers or finders retained or engaged by Seller and resulting from or relating to the transactions contemplated in this Agreement.

       (b) Except as provided for in Section 6.02, Seller shall defend, indemnify, save, discharge, release and hold Purchaser harmless from any and all Claims for personal injury, death or damage to personal property arising directly or indirectly from or incident to, the use, occupation, operation, maintenance, condition (whether latent or patent) or abandonment of any of the Interests prior to the Closing Date, and asserted against Purchaser and / or Seller within two (2) years of the Closing

       (c) Except as provided in Subsection 19.01(b), Purchaser, shall defend, indemnify, save, discharge, release and hold Seller harmless from and pay or reimburse Seller for any and all Claims for personal injury, death, or damage to personal property arising directly or indirectly from or incident to, the use, occupation, operation, maintenance, condition (whether latent or patent) or abandonment of any of the Interests on or after the Closing Date.

       (d) Except as provided in Article 18 and except for Retained Environmental Liabilities, Purchaser on and after two (2) years from the Closing Date shall defend, indemnify, save, discharge, release and hold Seller harmless from and pay or reimburse Seller for any and all Claims for damage to the environment, environmental cleanup, remediation or compliance arising directly or indirectly from or incident to, the use, occupation, operation, maintenance, condition (whether latent or patent) or abandonment of any of the Interests, including without limitation, contamination of the property or premises with Naturally Occurring Radioactive Materials (NORM) whether or not any such Claims result from conditions, actions or inactions present or existing on or before the Closing.

       (e) Except as provided in Subsections 19.01(c) and 19.01(d) above, Seller shall (i) be responsible for any and all Claims arising out of the production or sale of hydrocarbons from the Interests or the proper accounting or payment to parties for their interests therein, insofar as such Claims relate to periods of time prior to the Effective Time and
       (ii) defend, indemnify save, discharge, release and hold Purchaser harmless from any and all such Claims. These Claims include but are not limited to any and all valid overriding royalty, royalty or net profit interest payments. Purchaser shall be responsible for all Claims of these types insofar as they relate to periods of time from and after the Effective Time and Purchaser shall defend, indemnify, save, discharge, release and hold Seller harmless therefrom.

Any claim for indemnity under Subsections 19.01(a) through 19.01(e) above or under any other provision of this Agreement shall be made by written notice from the party seeking indemnification (the "Indemnified Party") to the party required to provide same (the "Indemnifying Party"), together with a written description of any third-party Claim against the

Indemnified Party, stating the nature and basis of such Claim and, if ascertainable, the amount thereof. The Indemnifying Party shall have a period of thirty (30) days after receipt of such notice within which to respond thereto or, in the case of a third-party Claim which requires a shorter time for response, then within such shorter period as specified by the Indemnified Party in such notice (the "Notice Period"). If the Indemnifying Party denies liability or fails to respond to the notice within the Notice Period, the Indemnified Party may defend or compromise the Claim as it deems appropriate without prejudice to any of the Indemnified Party's rights hereunder, with no further obligation to inform the Indemnifying Party of the status of the Claim and no right of the Indemnifying Party to approve or disapprove any actions taken in connection therewith by the Indemnified Party. If the Indemnifying Party accepts liability, it shall so notify the Indemnified Party within the Notice Period and elect either (a) to undertake the defense or compromise of such third-party Claim with counsel selected by the Indemnifying Party and reasonably approved by the Indemnified Party or (b) to instruct the Indemnified Party to defend or compromise such Claim. If the Indemnifying Party undertakes the defense or compromise of such third-party Claim, the Indemnified Party shall be entitled, at its own expense, to participate in such defense. No compromise or settlement of any third-party Claim shall be made without reasonable notice to the Indemnified Party and, unless such compromise or settlement includes a general release of the Indemnified Party in respect of the matter with no admission of liability on the part of the Indemnified Party and no constraints on the future conduct of its business, without the prior written approval of the Indemnified Party.

19.2   Extension and Application of Indemnities: Each party's indemnity
       ----------------------------------------
obligations in this Agreement shall extend to the other and to the other's parent, subsidiaries and affiliates and their present and former directors, officers, employees, contractors and agents, and to each of their heirs, executors, successors and assigns.

19.3   Limitations of Seller's Indemnity: Seller shall not be required to
       ---------------------------------
indemnify Purchaser or pay any other amount in connection with or with respect to the transactions contemplated in this Agreement in any amount exceeding, in the aggregate, the Sale Price.

19.4   Sole and Exclusive Remedy: If the Closing occurs, the sole and exclusive
       -------------------------
remedy of each of the Indemnified Parties with respect to the purchase and sale of the Interests shall be pursuant to the express provisions of this Agreement.

19.5     EXPRESS NEGLIGENCE APPLICABILITY: EXCEPT AS OTHERWISE PROVIDED FOR IN
         --------------------------------
         THIS AGREEMENT, THE INDEMNIFICATION, RELEASE AND ASSUMPTION PROVISIONS PROVIDED FOR IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT THE LOSSES, COSTS, EXPENSES AND DAMAGES IN QUESTION AROSE SOLELY OR IN PART FROM THE LOSS, ACTIVE, PASSIVE, CONCURRENT, SIMPLE OR SOLE NEGLIGENCE, OR STRICT LIABILITY OR OTHER FAULT OF ANY INDEMNIFIED PARTY OR ANY OTHER THEORY OF LIABILITY OF FAULT, WHETHER IN LAW (WHETHER COMMON OR STATUTORY) OR EQUITY, INCLUDING WILLFUL MISCONDUCT OF THE PARTY'S AGENTS,

         EMPLOYEES OR CONTRACTORS. PURCHASER AND SELLER ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

19.6     No Liability for Known Breaches and Facts: Neither Seller nor Purchaser
         -----------------------------------------
shall have any obligation or liability under this Agreement or in connection with or with respect to the transactions contemplated in this Agreement for (i) any breach, misrepresentation or noncompliance with respect to any representation, warranty, covenant or obligation, if such breach, misrepresentation or noncompliance shall have been known by the other party at or before the Closing, or if (ii) any misrepresentation or breach of warranty if such other party had knowledge of the relevant facts at or before the Closing.

               ARTICLE 20. PHYSICAL CONDITION OF THE INTERESTS:
               -----------------------------------------------

20.01  Use of the Interests: THE INTERESTS HAVE BEEN USED FOR OIL AND GAS
       --------------------
DRILLING AND PRODUCING OPERATIONS, RELATED (DISPOSAL AND OTHER) OILFIELD OPERATIONS AND THE STORAGE AND TRANSPORTATION OF OIL AND GAS. PHYSICAL CHANGES IN THE LAND MAY HAVE OCCURRED AS A RESULT OF SUCH USES. THE INTERESTS ALSO MAY CONTAIN BURIED PIPELINES AND OTHER EQUIPMENT, WHETHER OR NOT OF A SIMILAR NATURE, THE LOCATIONS OF WHICH MAY NOT NOW BE KNOWN BY SELLER OR BE READILY APPARENT BY A PHYSICAL INSPECTION OF THE PROPERTY. PURCHASER UNDERSTANDS THAT SELLER DOES NOT HAVE THE REQUISITE INFORMATION WITH WHICH TO DETERMINE THE EXACT NATURE OR CONDITION OF THE INTERESTS OR THE EFFECT ANY SUCH USE HAS HAD ON THE PHYSICAL CONDITION OF THE INTERESTS.

20.02  Purchaser's Investigation and Liability: PURCHASER ACKNOWLEDGES THAT (i)
       ---------------------------------------
IT HAS BEEN AFFORDED AN OPPORTUNITY TO (A) EXAMINE THE PROPERTIES AND SUCH MATERIALS AS IT HAS REQUESTED TO BE PROVIDED TO IT BY SELLER, (B) DISCUSS WITH REPRESENTATIVES OF SELLER SUCH MATERIALS AND THE NATURE AND OPERATION OF THE INTERESTS AND (C) INVESTIGATE THE CONDITION, INCLUDING SUBSURFACE CONDITION, OF THE REAL PROPERTY AND THE CONDITION OF THE EQUIPMENT, (ii) IT HAS ENTERED INTO THIS AGREEMENT ON THE BASIS OF ITS OWN INVESTIGATION OF THE PHYSICAL CONDITION OF THE INTERESTS INCLUDING SUBSURFACE CONDITION AND (iii) THE INTERESTS HAVE BEEN USED IN THE MANNER AND FOR THE PURPOSES SET FORTH ABOVE AND THAT PHYSICAL CHANGES TO THE INTERESTS MAY HAVE OCCURRED AS A RESULT OF SUCH USE AND (iv) IN ENTERING INTO THIS AGREEMENT PURCHASER HAS RELIED SOLELY ON THE EXPRESS REPRESENTATIONS AND COVENANTS OF SELLER IN THIS AGREEMENT, ITS INDEPENDENT INVESTIGATION OF, AND JUDGMENT WITH RESPECT TO, THE EQUIPMENT AND THE OTHER INTERESTS AND THE ADVICE OF ITS OWN LEGAL, TAX, ECONOMIC, ENVIRONMENTAL, ENGINEERING, GEOLOGICAL AND GEOPHYSICAL ADVIS0RS AND NOT ON ANY

COMMENTS OR STATEMENTS OF ANY REPRESENTATIVES OF ANY REPRESENTATIVES OF, OR CONSULTANTS OR ADVISORS ENGAGED BY SELLER AND (v) LOW LEVELS OF NATURALLY OCCURRING RADIOACTIVE MATERIAL (NORM) AND MAN-MADE MATERIAL FIBERS (MMMF) MAY BE PRESENT AT SOME LOCATIONS. PURCHASER ACKNOWLEDGES THAT NORM IS A NATURAL PHENOMENON ASSOCIATED WITH MANY OIL FIELDS IN THE U.S. AND THROUGHOUT THE WORLD. PURCHASER SHOULD MAKE ITS OWN DETERMINATION OF THIS PHENOMENON AND OTHER CONDITIONS. EXCEPT AS SET FORTH IN THIS AGREEMENT, SELLER DISCLAIMS ANY LIABILITY ARISING OUT OF OR IN CONNECTION WITH ANY PRESENCE OF NORM OR MMMF ON THE PROPERTY AND ON THE CLOSING DATE, PURCHASER SHALL ASSUME THE RISK THAT THE INTERESTS MAY CONTAIN WASTES OR CONTAMINANTS AND THAT ADVERSE PHYSICAL CONDITIONS, INCLUDING THE PRESENCE OF WASTES OR CONTAMINANTS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INVESTIGATION. ON THE CLOSING DATE, ALL RESPONSIBILITY AND LIABILITY RELATED TO DISPOSAL, SPILLS, WASTE, OR CONTAMINATION ON AND BELOW THE INTERESTS SHALL BE TRANSFERRED FROM SELLER TO PURCHASER AS PROVIDED FOR HEREIN.

                        ARTICLE 21. FURTHER ASSURANCES:
                                    ------------------

21.01  Performance of Obligations: Seller and Purchaser shall use all reasonable
       --------------------------
efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to carry out all of their respective obligations under this Agreement and to consummate and make effective the purchase and sale of the Interests pursuant to this Agreement. Subsequent to the Closing, Seller shall make available to Purchaser upon Purchaser's reasonable notice such accounting information pertaining to the Interests as may be required of Purchaser to respond adequately to any third party requests.

21.02  Further Conveyances and Assumptions: After the Closing Date, Seller and
       -----------------------------------
       Purchaser shall execute, acknowledge and deliver all such further conveyances, transfer orders, notices, assumptions and releases and such other instruments, and shall take such further actions, as may be necessary or appropriate to assure fully to Purchaser and its successors or assigns all of the Interests and to assure fully to Seller and its successors and assigns the assumptions of liabilities and obligations of Purchaser.

21.03  Accounting Information: Subsequent to the Closing Date, Seller shall
       ----------------------
       provide complete access to Purchaser, to review and copy all accounting information records affecting the Interests, including but not limited to, the information listed on Schedule 21.03. In the event copies are needed, Purchaser shall be responsible for making such copies.


                              ARTICLE 22. NOTICES
                                          -------

       All notices and consents to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally; faxed (i.e., sent by facsimile) with receipt acknowledged; mailed by registered mail, return receipt requested, postage prepaid; or delivered by a recognized commercial courier to the party at the address set forth below or such other address as any party shall have designated for itself by ten (10) days' prior notice to the other party.

Notice is deemed to have been duly received on the day personally delivered; on the day after it is sent by fax, four (4) days after mailing by certified or registered mail and the day after it is received from a recognized commercial courier.

Seller:
------

EEX Corporation
Attn: Dave Perozzi
2500 CityWest Blvd., Suite 1400
Houston, Texas 77042
Phone: (713) 243-3215
FAX No. (713) 243-3422

Purchaser:
---------

W & T Offshore, Inc.
Attn: Ms. Jamie L. Vazquez
3900 N. Causeway Blvd.
One Lakeway Center, Suite 1200
Metairie, Louisiana 70002
Phone: (504) 831-4171
FAX No. (504) 831-4322

                          ARTICLE 23. WAIVER OF DTPA
                                      --------------

23.1   Waiver of Texas DTPA: SELLER AND PURCHASER CERTIFY THAT THEY ARE NOT
       --------------------
"CONSUMERS" WITHIN THE MEANING OF THE TEXAS DECEPTIVE TRADE PRACTICES CONSUMER PROTECTION ACT, SUBCHAPTER E OF CHAPTER 17, SECTIONS 17.41, ET SEQ., (THE
                                                            -- ----------
"DTPA") IF THE INTERESTS ARE LOCATED IN TEXAS. PURCHASER HEREBY WAIVES ITS
------
RIGHTS UNDER THE DTPA, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, PURCHASER VOLUNTARILY CONSENTS TO THIS WAIVER. TO EVIDENCE ITS ABILITY TO GRANT SUCH WAIVER, PURCHASER REPRESENTS TO SELLER THAT (I) IT IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION; (II) IT IS REPRESENTED BY LEGAL COUNSEL IN ENTERING INTO THIS AGREEMENT; AND (III) SUCH LEGAL COUNSEL WAS NOT DIRECTLY OR

INDIRECTLY IDENTIFIED, SUGGESTED, OR SELECTED BY SELLER OR AN AGENT OF SELLER.

23.2   Waiver of Comparable Rights: PURCHASER WAIVES ANY COMPARABLE PROVISION OF
       ---------------------------
THE LAW OF THE STATE WHERE THE INTERESTS ARE LOCATED.

23.4   Purchasers Acknowledgment: PURCHASER ACKNOWLEDGES THAT THE WAIVERS IN
       -------------------------
THIS ARTICLE 23 ARE CONSPICUOUS.

                           ARTICLE 24. MISCELLANEOUS
                                       -------------

24.01  Entire Agreement: This Agreement, together with any confidentiality
       ----------------
agreements relating to the Interests previously executed by Purchaser, constitute the entire agreement between the parties and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto after the execution of this Agreement.

24.02  Severability: In the event any covenant condition, or provision contained
       ------------
herein is held to be invalid by a court of competent jurisdiction, the invalidity of any such covenant, condition or provision shall in no way affect any other covenant, condition or provision contained herein; provided, however, that any such invalidity does not materially prejudice either Purchaser or Seller in its respective rights and obligations contained in the valid covenants, conditions, and provisions of this Agreement.

24.03  Waiver: No waiver of any of the provisions of this Agreement shall
       ------
constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

24.04  Construction of Ambiguity: In the event of any ambiguity in any of the
       -------------------------
terms or conditions of this Agreement, including any exhibits thereto and whether or not placed of record, such ambiguity shall not be construed for or against any party hereto on the basis that such party did or did not author the same.

24.05  Captions: The captions in this Agreement are for convenience only and
       --------
shall not be considered a part of or affect the construction or interpretation of any provisions of this Agreement.

24.06  Governing Law: This Agreement shall be governed by and interpreted in
       -------------
accordance with the laws of the State of Louisiana, without reference to the conflict of laws or principles applied by the courts of the State of Louisiana. All assignments and instruments of conveyance executed in accordance with this Agreement shall be governed by and interpreted and enforced in accordance with the laws of the state where the Interests conveyed thereby are located.

24.07  Limitation of Liability: Seller and Purchaser do hereby covenant and
       -----------------------
agree that the recovery by either party hereto of any damages suffered or incurred by it as a result of any breach by the other party of any provision of this Agreement shall be limited to the actual damages suffered or incurred by the non-breaching party as a result of the breach by the breaching party and in no event shall the breaching party be liable to the non-breaching party for any indirect, consequential, exemplary or punitive damages suffered or incurred by the non-breaching party as a result of the breach by the breaching party. This Section shall not limit Seller's right to retain the Performance Deposit as liquidated damages under Subsection 5.01.

24.08  Publicity: Seller and Purchaser shall consult with each other with regard
       ---------
to all publicity and other releases at or prior to the Closing concerning this Agreement and the transactions contemplated hereby and, except as required by applicable law or the applicable rules or regulations of any governmental body or stock exchange, neither party shall issue any public or other release without the prior written consent of the other party.

24.09  Use of Seller's Name: As soon as practicable after the Closing, Purchaser
       --------------------
shall remove or cause to be removed the names and marks used by Seller and all variations and derivations thereof and logos relating thereto from the Interests and shall not thereafter make any use whatsoever of those names, marks and logos.

24.10  Counterparts: This Agreement may be executed in one or more counterparts,
       ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall be binding upon the parties hereto and upon their respective successors and assigns.

24.11  Assignment: Prior to Closing, this Agreement may not be assigned by
       ----------
Purchaser without the prior written consent of Seller, which consent may be withheld in its sole discretion. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. All future conveyances of all or any portion of the Interests shall expressly recognize and perpetuate the rights and obligations set out in this Agreement.

24.12  Costs and Expenses: Except as otherwise expressly provided herein, each
       ------------------
party shall bear and pay its own costs and expenses, including, but not limited to attorneys fees, incurred in connection with this transaction.

24.13  Joint Venture, Partnership and Agency: Nothing contained in this
       -------------------------------------
Agreement shall be deemed to create a joint venture, partnership, tax partnership or agency relationship between the parties.


24.14  Confidentiality: Seller and Purchaser to the extent permitted by law,
       ---------------
shall keep confidential the terms of this Purchase and Sale Agreement and all information received from the other unless such information is readily ascertainable from public or published information or trade sources or is received from a third-party having no obligation of confidentiality with respect to such information. In the event of the termination of this Agreement, Seller and Purchaser shall return to the other or destroy all information received from the other and, to the extent permitted by law, keep confidential and not use any confidential information obtained pursuant to this Agreement.

24.15:  Sale of Interests Located on Indian or Federal Lands: If the Interests
        ----------------------------------------------------
are located on Indian or Federal Lands, Purchaser agrees to obtain approval from the appropriate federal and/or state agencies as soon as practicable after the Closing and to provide Seller with a copy thereof. Purchaser shall indemnify, defend, save, discharge, release and hold Seller harmless from and against any liability resulting from Purchaser's failure to abide by this provision.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above set forth.

                                      SELLER:
                                      EEX Corporation

Witnessed:

Dave Perozzi                          By:    Richard S. Langdon
-----------------------------                ----------------------------------
Thomas L. Brown                       Title: Executive Vice President and
-----------------------------
                                             Chief Financial Officer
                                             ----------------------------------

                                      EEX E&P Company, L.P., by and through EEX
                                      Exploration and Production Company,
                                      L.L.C., a Delaware limited liability
                                      company, as General Partner Witnessed:

Dave Perozzi                          By:    Richard S. Langdon
-----------------------------                ----------------------------------

Thomas L. Brown                       Title: Executive Vice President and
-----------------------------
                                             Chief Financial Officer
                                             ----------------------------------

                                      PURCHASER:
                                      W & T Offshore, Inc.
Witnessed:

Jeff Soine                            By:    Jamie L. Vazquez
-----------------------------                ----------------------------------

Ben Davis                             Title: Manager, Land
-----------------------------                ----------------------------------